PROXY STATEMENT

                      VERMONT FINANCIAL SERVICES CORP.

                             100 MAIN STREET

                        BRATTLEBORO, VERMONT  05301

                       ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held on April 25, 1995

          Accompanying this Proxy Statement is a Notice of the Annual Meeting of Stockholders (the "Meeting") of Vermont Financial Services Corp. (the "Company") to be held at The Woodstock Inn, Woodstock, Vermont, on April 25, 1995, at 10:00 a.m. Stockholders of record at the close of business on February 28, 1995 will be entitled to vote at the Meeting.

                           GENERAL INFORMATION

          Proxies in the form enclosed are solicited by the Board of
Directors of the Company.   Any such proxy, if properly executed and
received in time for voting and not revoked, will be voted at the Meeting in accordance with the instructions of the stockholder indicated thereon. If no instructions are given on the proxy, an executed proxy will be voted FOR the election of the four nominees named under the caption "Election of Directors for Class II" below.

          Management knows of no other matters to be presented at the Meeting, but if other matters are properly presented, the persons named in the proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

          The Proxy Statement and the accompanying form of proxy are being first mailed or given to holders of the common stock, $1.00 par value, of the Company (the "Common Stock") on or about March 10, 1995.

          A proxy may be revoked at any time prior to its exercise (1) by filing, at the principal office of the Company, a written notice revoking such proxy, or a duly executed proxy bearing a later date, or (2) in open
meeting prior to the taking of  a  vote.   Any stockholder of the Company
entitled to vote at the Meeting may attend the Meeting and vote in person on any matter presented for a vote to the stockholders of the Company at such meeting, whether or not such stockholder has
previously given a proxy.   If a stockholder attends the Meeting and wishes
to vote in person, but has previously submitted his proxy, he or she must revoke or withdraw such proxy before voting in person.

          The Company maintains its principal executive offices at 100 Main Street, Brattleboro, Vermont 05301, and its telephone number is 802/257-7151. The Company is the owner of 100% of the outstanding capital stock, of Vermont National Bank ("VNB") headquartered in Brattleboro, Vermont and United Bank ("UB") headquartered in Greenfield, Massachusetts.

                            VOTING SECURITIES

          As  of February 28,  1995,  the Company had 20,000,000 shares of
Common Stock  authorized  and  4,729,106* shares outstanding and entitled
to  vote.   In addition, there are 5,000,000 shares of Preferred Stock authorized, none of which is outstanding. Each share of Common Stock entitles the holder thereof to one vote on the matters to be voted upon at the Meeting, with all stockholders voting as one class.

          * Includes 114,189 shares which would have been issued to certain stockholders of West Mass Bankshares, Inc. ("West Mass") in connection with the June 1994 merger of West Mass into the Company had not such stockholders perfected dissenters appraisal rights in respect
of  the  merger.   As  dissenters,  such stockholders  are  entitled to
receive the cash fair value for their shares and an action for determination of such value is currently pending in superior court in Greenfield, Massachusetts. Until the appraisal action is resolved, the Company's books assume for reporting purposes that the dissenting West Mass stockholders received the same consideration in the merger as all other West Mass stockholders.

          As of February 28, 1995 the following beneficial owners were known to control five percent or more of the outstanding shares of Common
Stock,  $1  par value,  of  the Company.   The information below was taken
from form Schedule 13Gs filed as of December 31, 1994 with the Securities and Exchange Commission.

                                              Amount of
                                              Beneficial      Percent
Name and Address                              Ownership       of Class

Vermont National Bank . . . . . . . . . . .   242,984         5.14%  (1)
Trust Department
100 Main Street
Brattleboro, VT  05301

David L. Babson & Company, Inc. . . . . . .   251,600         5.32%  (2)
One Memorial Drive
Cambridge, MA  02142-1300

     (1) Includes sole voting power for 17,608 shares, shared voting power for 225,376 shares, sole dispositive power for 139,907 shares and shared dispositive power for 103,077 shares.

     (2) Includes sole voting power for 158,600 shares, shared voting power for 93,000 shares and sole dispositive power for 251,600 shares.

                               PROPOSAL 1

                     ELECTION OF DIRECTORS FOR CLASS II

          The Board of Directors of the Company consists of fifteen Directorships, divided into three classes. The terms of office of the
Directors in Class II expire in  1995.   The terms of the Directors in
Class III expire in 1996, and Class I in 1997. The nominees for Class II, for election for terms to expire at the Company's 1998 Annual Meeting or until their successors are elected and qualified, are as follows: Allyn
W. Coombs, James E. Griffin, Daniel C. Lyons, and Stephan A. Morse.

          As currently constituted, each of Classes I, II and III presently has five directors. One Class II director, Robert C. Cody, has notified the Board that he plans to retire and does not wish to stand for
reelection in  1995.   If  all nominees for Class II are elected at the
Annual Meeting,  there will be one vacancy in Class II.   Pursuant to the
Company's By-laws, this vacancy can be filled by the Board, although there are no immediate plans to do so.

          Although all nominees have agreed to serve if elected, if, at the time of the Meeting, any of the nominees should be unable to serve or should decline to serve, the discretionary authority provided in the proxy may be exercised by the proxies named therein to vote for a substitute or substitutes designated by the Board of Directors of the Company.

          A  majority  of the shares of Common Stock of the Company, issued  and outstanding and entitled to vote at the Meeting, is necessary
to constitute a quorum for the transaction of business.   Shares of Company
Common Stock which are present in person or by proxy but abstain from voting at the Meeting will be included for purposes of determining a
quorum at the Meeting.   The vote of a majority of  the quorum, represented
in person or by proxy at the Meeting, is necessary to elect the four nominees for Class II named above. There is no cumulative voting in elections of directors of the Company. The Board of Directors of the Company recommends that you vote "FOR" the election of these four directors.

                         MANAGEMENT OF THE COMPANY

Stock Ownership of Management

          The following table sets forth the name and address of each director, nominee for director or executive officer of the Company, his or her age and principal occupation, all positions or offices held by such individual within the Company, the year in which he or she first became a director of the Company or its predecessors, the number of whole shares of Common Stock of the Company beneficially owned by each at the close of business on February 28, 1995, and the percent of class so
owned.   The business address of each of the  directors,  nominees  and executive officers is the Company's address except as otherwise noted. It is anticipated that each of the nominees will continue to act as Directors of VNB and/or UB. No family relationship exists between any director or persons nominated by the Company to become directors.

                                       Class and    Shares of      Percent
   Name, Age and Principal            Year First   Common Stock       of
 Occupation or Employment and           Became     Beneficially    Common
 Offices held with the Company (1)     Director     Owned (2)       Stock

Anthony F. Abatiell (55) . .  . . . .     III      59,169(3)      1.25%
  Attorney, Partner, Abatiell,           1982
  Wysolmerski & Valerio Law Offices,
  Rutland, VT

Zane V. Akins (54) . . . . . . . . .        I       1,383(4)      0.03%
  President, Akins & Associates;         1987
  Director, Anitech International,
  Inc., Brattleboro, VT
  Brattleboro, VT

Charles A. Cairns (53)  . . . . . . .        I      4,027(5)      0.09%
  President, Champlain Oil Co., Inc. and  1986
  Coco Mart, Inc., South Burlington, VT

Robert C. Cody (70)+ . . . . . . .  .       II     15,196(6)      0.32%
  President, Cody Chevrolet, Inc.;        1974
  Chairman, Cody Management Associates
  (Real Estate Ownership & Management),
  Montpelier, VT

Allyn W. Coombs (60)*. . . . . . . .        II      8,070(7)      0.17%
  President, Treasurer of                 1994
  Allyn W. Coombs, Inc. (Real Estate
  Development & Management), Amherst, MA

Beverly G. Davidson (63)  . . . . . .        I      2,417(8)      0.05%
  Secretary, Treasurer of RCAS, Inc.,     1980
  (Vermont State Fair); Treasurer,
  N.M. & B, Ltd. (Nutrisystem Weight Control),
  Rutland, VT

James E. Griffin (67)* . . . . . . . .       II     2,579(9)     0.05%
  President, J. R. Resources, Inc.         1972
  (Business Consultants), Rutland, VT

John D. Hashagen, Jr. (53) . . . . . .        I    13,349(10)    0.28%
  President & Chief Executive Officer of   1987
  Vermont Financial Services Corp.,
  Brattleboro; President & Chief Executive
  Officer, Vermont National Bank,
  Brattleboro, VT

Francis L. Lemay (62). . . . . . . . .      III    73,164(11)    1.55%
  Chairman, United Savings Bank,           1994
  Greenfield, MA

Daniel C. Lyons (64)*. . . . . . . . .       II     9,712(12)    0.21%
  Lyons Pontiac-Cadillac GMC Trucks;      1974
   Toyota Inc., Berlin, VT

Kimball E. Mann (60) . . . . . . . . .        I    11,013(13)    0.23%
  President, J. E. Mann, Inc., (Women's    1969
  Department Store), Brattleboro, VT

Stephan A. Morse (48)* . . . . . . . .       II     4,948(14)    0.10%
  President and CEO, The Windham           1986
  Foundation Inc., Grafton, VT

Donald E. O'Brien (69) . . . . . . . .      III     4,586(15)    0.10%
  Attorney, Burlington, VT                 1978

Roger M. Pike (54) . . . . . . . . . .      III     6,735(16)    0.14%
  Vice President, Kinney, Pike, Bell &    1980
  Conner, Inc. (Insurance), Rutland, VT

Mark W. Richards (49). . . . . . . . .      III    24,829(17)    0.53%
  President, Richards, Gates, Hoffman      1988
  & Clay (Insurance), Brattleboro, VT

Executive Officers

Kenneth R. Cole (48) . . . . . . . . .             17,936(18)    0.38%
  President, United Savings Bank

Louis J. Dunham (40) . . . . . . . . .              2,808(19)    0.06%
  Executive Vice President, VNB
  Senior Credit Officer

W. Bruce Fenn (53) . . . . . . . . . .              8,050(20)    0.17%
  Executive Vice President, VNB Regional
  Banking Executive

William H. George (50) . . . . . . . .              5,825(21)    0.12%
  Executive Vice President, VNB Regional
  Banking Executive

Richard O. Madden (46) . . . . . . .                2,185(22)    0.05%
  Executive Vice President, Treasurer and
  Secretary

Robert G. Soucy (49) . . . . . . . .                8,795(23)    0.19%
  Executive Vice President, VNB Senior
  Banking Executive

__________

          * Nominee for election at 1994 Annual Meeting
          + Not standing for reelection in 1994

     (1) During the past five years, the principal occupation and employment of each director and executive officer has been as set forth above, except as follows: Francis L. Lemay was President & Chief Executive Officer and Chairman of West Mass until June 14, 1994 and was President and Chief Executive Officer of UB until December 31, 1994; Zane V. Akins was Chief Executive Officer, Holstein-Friesian Association of America; Executive Vice President Holstein-Friesian Services, Inc., (Cattle Registration) until December 31, 1990; Richard O. Madden became Secretary of the Company on May 1, 1993; Robert G. Soucy became Executive Vice President of the Company in July, 1992.

     (2) Beneficial ownership means sole voting and investment powers, unless otherwise noted.

     (3) Includes  813  shares  held jointly with a family member in  which
Mr. Abatiell  shares  voting and investment power.   Also  includes  54,012
shares  held in a custodial capacity in VNB's trust department in which
Mr.  Abatiell has sole voting and investment powers.   Does not include
options  to acquire 1,500 additional shares,  exercisable within  sixty
(60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

     (4) Does not include options to acquire 1,500 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

     (5) Does not include options to acquire 1,500 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

     (6) Includes  10,372 shares held jointly with a family member in which
Mr. Cody shares voting and investment powers.   Does not include options to
acquire 1,500 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

     (7) Includes 8,070 shares held jointly with a family member in which Mr. Coombs shares voting and investment powers. Does not include options to acquire 500 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

     (8) Ms. Davidson shares voting and investment powers on 2,417 shares. Does not include options to acquire 1,500 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

     (9) Does not include options to acquire 1,500 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

    (10) Includes 224 shares held by a family member in which Mr. Hashagen has no voting or investment powers and as to which Mr. Hashagen
disclaims beneficial  ownership.   Also  includes 200 shares held in the
name of Green Mountain Investment Club in which Mr. Hashagen shares voting and investment powers and 8,577 shares held in the VNB Profit Sharing Plan. Does not include options to acquire 12,300 shares, exercisable within sixty (60) days, pursuant to the Officers' Non-Qualified Stock Option Plans.

    (11) Includes 73,164 shares held jointly with family members in which Mr. Lemay shares voting and investment powers. Does not include options to acquire 35,667 shares, exercisable within sixty (60) days, pursuant to the Inventive Stock Option Plan granted by West Mass (See "Option Exercises and Year-end Value Table" following).

    (12) Includes  2,512  shares held jointly with a family member in which
Mr. Lyons shares voting and investment powers.   Also includes 7,200 shares
held by a family member in which Mr. Lyons has no voting or investment powers and in which Mr. Lyons disclaims beneficial ownership. Does not include options to acquire 1,500 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

    (13) Includes 9,379 shares held jointly with a family member in which Mr. Mann shares voting and investment powers. Also includes 814 shares held by a family member in which Mr. Mann has no voting or investment
powers and  as  to which Mr.  Mann disclaims beneficial ownership.   Does
not include options to acquire 1,500 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

    (14) Includes 2,507 shares held jointly with a family member.   Also
includes 505 shares held by a family member in which Mr. Morse has no voting or investment powers and as to which Mr. Morse disclaims
beneficial ownership.    Does  not  include  options  to  acquire  1,500
shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

    (15) Does not include options to acquire 1,500 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

    (16) Includes 777 shares held jointly with family members and 1,157 shares held by Kinney, Pike, Bell & Conner, Inc. in which Mr. Pike shares voting and investment powers. Also includes 997 shares held by a family member in which Mr. Pike has no voting power and as to which Mr.
Pike disclaims  beneficial ownership.   Does not include options to
acquire 1,500 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

    (17) Includes 24,829 shares held jointly with family members in which Mr. Richards shares voting and investment powers. Does not include options to acquire 1,500 shares, exercisable within sixty (60) days, pursuant to the Directors' Non-Qualified Stock Option Plans.

    (18) Includes 14,095 shares held jointly with family members in which Mr. Cole shares voting and investment powers. Also includes 3,841 shares in UB's Employee Stock Ownership Plan.

    (19) Includes 2,808 shares in the VNB Profit Sharing Plan. Does not include options to acquire 8,700 shares exercisable within sixty (60) days pursuant to the Officers' Non-Qualified Stock Option Plans.

    (20) Includes 97 shares in which Mr. Fenn has no voting or investment powers. Also includes 2,153 shares held jointly with a family member in which Mr. Fenn shares voting and investment powers, and 5,800 shares in
the VNB  Profit Sharing Plan.   Does not include options to acquire  10,600
shares, exercisable within sixty (60) days pursuant to the Officers' Non-Qualified Stock Option Plans.

    (21) Includes 2,016 shares held jointly with family members in which Mr. George shares voting and investment powers. Also includes 3,809 shares
in  the VNB Profit Sharing Plan.   Does not include options to  acquire
9,700 shares, exercisable within sixty (60) days pursuant to the Officers Non-Qualified Stock Option Plans.

    (22) Includes 27 shares held jointly with a family member in which Mr. Madden shares voting and investment powers. Also includes 2,158 shares held in the VNB Profit Sharing Plan. Does not include options to acquire 10,600 shares exercisable within sixty (60) days pursuant to the Officers' Non-Qualified Stock Option Plans.

    (23) Includes  346 shares held by a family member in which Mr.  Soucy
has no voting  or  investment powers.   Also includes 3,841 shares in the
VNB Profit Sharing Plan.  Does not include options to acquire 11,100
shares, exercisable   within  sixty  (60)  days  pursuant  to  the
Officers' Non-Qualified Stock Option Plans.

          On February 28, 1995, the directors and officers of the Company as a group (21) had beneficial ownership of 286,776 shares of Company Common Stock, amounting to 6.06% of the outstanding shares. This does not include options to acquire 122,167 shares, or 2.58% of the outstanding shares, exercisable within sixty (60) days, pursuant to the Directors' and Officers' Non-Qualified Stock Options Plans.

Directors' Non-Qualified Stock Option Plan

          The Company maintains a Directors' Non-Qualified Stock Option Plan under which Directors have been granted options to acquire an aggregate of 12,000 shares of the Company's Common Stock at a price of $19
per share.   The exercise price of these  options was equal to the fair market value of the Company's Common Stock on the date of grant. All options are exercisable for a period of five years from the date of grant.

Officers' Non-Qualified Stock Option Plan

          The Company maintains an officers' Non-Qualified Stock Option Plan under which officers have been granted options to acquire an aggregate of 36,000 shares of the Company's Common Stock at a price of $19 per share. The exercise price of these options was equal to the fair market value of
the Company's Common Stock on the date of grant.   All options are
exercisable for a period of five years from the date of grant.

1994 Stock Option Plan

          The Company maintains a stock option plan for key employees, officers and directors of the Company or its subsidiaries which was approved by stockholders at the 1994 Annual Meeting ("1994 Plan").
Under the 1994 Plan, officers and directors have been granted options to acquire an aggregate of 48,000 and 6,500 shares, respectively, of the Company's Common Stock at prices of $19.00 and $20.25 per share, respectively. The exercise price of these options was equal to the fair
market  value of the Company's Common Stock on the date of grant.   All
options are exercisable for a period of ten years from the date of the grant.

Attendance of Directors

          The Board of Directors met fifteen (15) times during calendar year 1994. During 1994, all directors of the Company attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors of the Company, and (2) the total number of meetings held by all committees and subcommittees of the Board of Directors of the Company on which he or she served.

Certain Committees

          The  management  of the Company is the responsibility of the
Board  of Directors.   In  carrying  out  this responsibility,  the Board
is authorized to establish certain committees with the duties described below. In 1994, the Board of Directors of the Company held 15 meetings.

          The Board of Directors maintains an Executive Committee which has Board of Director nominating, investment portfolio strategy and review, and non-executive officer review functions. Directors serving on the Executive Committee during 1994 were Anthony F. Abatiell, Zane V. Akins, Robert C. Cody, Beverly G. Davidson, James E. Griffin, John D. Hashagen, Jr.
(President & CEO), Daniel C. Lyons, and Donald E. O'Brien.   The  Committee
met  12 times during  1994.   The  Executive  Committee determines
personnel policies and has authority to appoint officers and to fix their
compensation until the next meeting of the Board of Directors.   The
Committee also considers nominees for election to the Board of Directors. Shareholders who wish to suggest qualified candidates should write to the Secretary of the Company at 100 Main Street, Brattleboro, Vermont 05301, stating in detail the qualifications of such persons for consideration by the Committee, together with all other information specified in the
Company's By-Laws.   Nominations must be received by the Secretary
not less than 60 days nor more than 90 days prior to the meeting; but if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, nominations must be received within 10 days of the date the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

      The Company has an Audit Committee whose members are appointed
annually by  the  Board of Directors.   During 1994,  these Directors
served on  the  Audit Committee:   Zane V.  Akins, Robert C. Cody, Daniel
C. Lyons, Stephan A. Morse and Mark W. Richards. The Audit Committee appoints Independent Public Accountants and supervises the Audit function of the Company.

Compensation of Directors

          Each director who is not an officer of VFSC, VNB or UB receives an annual retainer of $4,800 and, in addition, a $400 fee for each regular monthly Board of Directors' meeting attended, and a $300 fee for each meeting of a committee of the Board he or she attends. In addition, the Chairman of the Board receives an annual retainer of $4,000 and each committee chairperson receives an annual retainer of $500.

Compensation Committee Report

          The  Company's  executive compensation program is administered by the Compensation Committee of the Board of Directors ("the Committee") which is comprised of four independent, non-employee directors: Charles A. Cairns, Chairman, Anthony F. Abatiell, James E.
Griffin and Daniel C.  Lyons.   The Committee is responsible for evaluating
the performance of the executive officers of the Company and for setting compensation, subject to consideration and review by the full Board
of  Directors.   The  executive  officers of the Company subject  to
Compensation Committee review include the 3 executive officers of the holding company, VFSC, as well as certain officers of the Company's subsidiaries, VNB and UB, who perform policy-making functions either for
the banks or the holding company.   During 1994, the  only officer of UB
who fit this definition of executive officer was Francis L. Lemay, whose compensation for 1994 was established pursuant to an employment and consulting agreement entered into in conjunction with the Company's acquisition of United Bank's former corporate parent, West Mass in June
of  1994.   Mr.  Lemay's employment agreement is discussed in further
detail elsewhere in this report.

          The Committee, with concurrence from the Company's Board of Directors, has established the following principal objectives of the executive compensation program:

          o Attract and retain quality management
          o Increase management's focus on maximizing current earnings
          o Encourage management to develop long-term earnings growth plans
          o Motivate management to take actions that will enhance long-term stockholders' value
          o Link executive compensation to the financial performance of the Company and/or its subsidiaries and the Company's stock value

          The Committee has engaged The Wyatt Company of Wellesley, Massachusetts to assist in the development of the executive compensation
program.   Wyatt Company representatives have attended Committee meetings, have consulted with the Committee by telephone and have provided peer group information and written recommendations for the main components of the executive compensation program.

          The Committee has designed the Company's executive compensation program based on the principle that the total compensation of each executive shall be comparable to that of similar executives of banking companies in the Company's peer group of commercial banking institutions in the Northeast with comparable financial performance and characteristics. The Committee has determined that total compensation for the
executive officers shall consist of three  components:   base salary,  an
annual incentive payment,  and stock options.   A discussion of each of
these components follows.

          Base Salary. It is the policy of the Committee to set base salaries of the executive officers somewhat below the median base salary levels of similar executives in the northeastern commercial bank peer group used for comparison. The Committee's objective is to decrease the proportion of fixed compensation and have a larger proportion of compensation on a variable, or at risk, basis. Base salaries shall be reviewed annually and increases or decreases may be granted by the Committee and the Board dependent on individual performance, the Company's and/or its subsidiaries' performance and peer group salary levels.

          The Committee recommended, and the Board approved, an increase in Mr. Hashagen's base salary from $184,000 in 1993 to $200,000 in 1994. The Committee based this increase on Mr. Hashagen's contribution to the Company, the improved financial performance of the Company, its increased stock price and an analysis of base salaries of other
Presidents and CEOs in the Company's  peer  group.   Mr. Hashagen's  1994
base salary was set below the peer group's 1994 median base salary of $256,000 in accordance with the Committee's objective regarding base
salary levels.   The  base salaries of the other executive officers of the
Company and its subsidiaries were established in a similar manner.

          Annual  Incentive Payment.   The Committee recommended,  and the
Board approved, a 1994 annual incentive plan for the President and CEO and five other executive officers of the Company and its subsidiaries. This plan established four levels of potential incentive payouts ranging from 5% to 20% of base salary, dependent upon the Company and/or its
subsidiaries achieving certain  return  on assets  targets.   The Company
increased its return on assets from 0.64% in 1993 to 1.00%  in 1994 and
exceeded its profit plan return on assets goal of 0.95%.   As  a result,
all six executive officers referenced above received an annual incentive payment for 1994 of 15% of base salary.

          Stock  Options.   The Company's stockholders ratified and
approved the Vermont Financial Services Corp. 1994 Stock Option Plan at the Annual Meeting of stockholders in August, 1994. This Plan provides for the granting of stock options, not to exceed 225,000 shares of common stock in aggregate, to key employees, officers and directors of the Company and its subsidiaries at option prices no less than 100% of market value on the day granted. During 1994, the Board of Directors, based on the Committee's recommendation, issued non-qualified stock
options  for 54,500  shares.   Mr.  Hashagen was granted options for 12,300
shares, five other executive officers were granted options on 35,700 shares in aggregate and each of 13 non-employee directors was granted an option for 500 shares.

          The compensation of Mr. Lemay for 1994 as Chairman, President and Chief Executive Officer of United Bank was established by the Board of Directors of United Bank prior to its becoming a subsidiary of the Company
in June,  1994.   That Board based Mr. Lemay's compensation on his long and
successful tenure as Chief Executive Officer, the Bank's consistently above peer group performance and the increased stockholder value created by his efforts, including the operating performance of the bank and the added stockholder value created by its holding company agreement to merge into Vermont Financial Services Corp.

          The Committee has concluded that the Company's financial performance and the returns to its stockholders showed substantial improvement in 1994. In its judgment the total compensation for executive management for 1994 was appropriate for such performance and to retain and motivate these executives for the future.

Vermont Financial Services Corp. Compensation Committee
Charles A. Cairns, Chairman
Anthony F. Abatiell
James E. Griffin
Daniel C. Lyons

Executive Officers

     The following tables contain a three-year summary of the total compensation paid to the CEO of the Company and the other four most highly paid executive officers.

I.   SUMMARY COMPENSATION TABLE

                             Annual Compensation
                                                    Other
                                                    Annual
                            Salary      Bonus     Compensation
                    Year      $           $            $ (1)

John D. Hashagen    1994     $200,000   $30,000        N/A
President and       1993      184,000     7,360    $25,785
Chief Exec. Officer 1992      184,000       N/A      4,685

Francis L. Lemay    1994     $213,692   $26,700    $ 7,630
Chairman, UB Pres.  1993      195,338    33,500      6,834
& Chief Executive   1992      183,531       N/A      6,175

Richard O. Madden   1994     $108,000    $16,200       N/A
Exec. Vice Pres.    1993       99,209      4,040   $12,760
Treas., Secretary   1992       96,000        N/A     1,786

Robert G. Soucy     1994     $115,000    $17,250       N/A
Exec. Vice Pres.    1993      110,000      4,400   $15,732
VNB Senior Banking  1992      105,671        N/A     2,339
Executive

W. Bruce Fenn       1994     $108,000    $16,200       N/A
VNB Exec. Vice Pres.1993      105,000      2,100   $17,717
and Regional        1992      105,000        N/A     3,347

     SUMMARY COMPENSATION TABLE (CONTINUED)

                           Long Term Awards        Compensation Payouts
                                        Options    LTIP        All Other
                    Year   Restricted   SARs       Payouts   Compensations
                               $          #          $             $

John D. Hashagen    1994      N/A       12,300 sh   N/A      $ 7,298 (2)(4)
President and       1993      N/A        5,000      N/A        2,249 (2)
Chief Executive     1992      N/A          N/A      N/A          N/A
Officer

Francis L. Lemay    1994      N/A          N/A      N/A          N/A
Chairman, UB Pres.  1993      N/A          N/A      N/A      $20,675 (3)
& Chief Executive   1992      N/A          N/A      N/A        9,325 (3)

Richard O. Madden   1994      N/A       10,600 sh   N/A      $ 4,111 (2)
Exec. Vice Pres.    1993      N/A          N/A      N/A        1,488 (2)
Treas., Secretary   1992      N/A          N/A      N/A          N/A

Robert G. Soucy     1994      N/A        7,100 sh   N/A      $ 3,620 (2)
Exec. Vice Pres.    1993      N/A        4,000      N/A        1,100 (2)
VNB Senior Banking  1992      N/A          N/A      N/A          N/A
Executive

W. Bruce Fenn       1994      N/A        6,600 sh   N/A      $ 4,065 (2)
VNB Exec. Vice Pres.1993      N/A        4,000      N/A        1,575 (2)
and Regional        1992      N/A          N/A      N/A          N/A

     (1) In December, 1993 the discount rate used to compute the liability under the officers' deferred compensation plan (See "Deferred Compensation Agreements" following) was reduced from 9% to 7-1/2%. The associated expenses attributable to Messrs.. Hashagen, Madden, Soucy and Fenn due to this change were $19,597, $10,799, $12,211 and $13,998, respectively for 1993.

     (2) Represents the 25% Company match of the respective employees' 401k contribution and the employees portion of the Company's contribution to the Employees Profit Share Plan. No Profit Sharing Plan contribution was made in 1993 or 1992.

     (3) Represents the market value as of December 31 of each year of the shares allocated to the officers account under the UB ESOP plan for the respective year.

     (4) Includes $778 discount received on purchases of common stock under the Company's Employee Stock Purchase Plan.

II.  OPTION/SAR GRANTS TABLE

                     Option/SAR Grants in Last Fiscal Year

                                                             Potential
                                                          Realizable Value
                                                          at Assumed Annual
                                                           Rates of Stock
                                                          Price Appreciation
                                                          for Option Term (1)
              Individual Grants
                         % of Total
                         Options/SARs
             # of        Granted to   Exercise
          Securities      Employees   or base
          Underlying      in Fiscal    Price   Expiration
 Name     Options Granted    Year      ($/Sh)  Date       5% ($)    10%($)

John D.
Hashagen      12,300       25.6%      $19.00   7/13/04    $146,973  $372,458

Francis L.
Lemay              0          0          N/A       N/A         N/A       N/A

Richard O.
Madden        10,600       22.1        19.00   7/13/04     126,659   320,980

Robert G.
Soucy          7,100       14.8        19.00   7/13/04      84,838   214,996

W. Bruce
Fenn           6,600       13.8        19.00   7/13/94      78,863   199,855

(1) The assumed growth rates in price in the Company's stock are not necessarily indicative of actual performance that may be expected.

III. OPTION EXERCISES AND YEAR-END VALUE TABLE

Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Value

                                            Number of
                                            Securities     Value of
                                            Underlying     Unexercised
                                            Unexercised    In-the Money
                                            Options at     Options at
                                            FY-End (#)     RY-End ($)
            Shares Acquired    Value        Exercisable/   Exercisable/
Name        on Exercise (#)  Realized ($)   Unexercisable  Unexercisable(2)

John D.
Hashagen          N/A              N/A       17,300/0      $ 30,275/$0

Francis L.     24,333         $286,203 (1)   35,667/0      $472,588/$0
Leman

Richard O.
Madden           N/A               N/A       10,600/0      $ 18,550/$0

Robert G.
Soucy            N/A               N/A       11,100/0      $ 19,425/$0

W. Bruce
Fenn             N/A               N/A       10,600/0      $ 18,550/$0

     (1) Represents the difference between the aggregate exercise price and the aggregate market value on the date of the exercise.

     (2) Represents the difference between the aggregate exercise price and the aggregate market value as of December 31, 1994.

Performance Graph

          The following graph compares the cumulative total stockholder return (return) of the stockholders of Vermont Financial Services Corp.
(VFSC) to the return of the NASDAQ Stock Market U. S. Index (NASDAQ), which is a broad-based market index, and to the return of the NASDAQ Bank Stock Index (NBS), a national peer group index.

Assumes $100 invested on December 31, 1989 in the common stock of VFSC, NASDAQ and NBS

*  Total return assumes reinvestment of dividends.
** Fiscal year ending December 31.

                    Table of Graph Points in Performance Graph
                          Investment Value at December 31,

               1989      1990      1991      1992      1993      1994
     VFSC      $100    $ 42.33   $ 58.64   $ 96.24   $108.48   $134.07
     NASDAQ     100      84.92    136.28    158.58    180.93    176.92
     NBS        100      73.23    120.17    174.87    199.33    198.69

Deferred Compensation Agreements

          VNB has entered into Executive Deferred Compensation Agreements with certain officers, including Mr. Hashagen and the other executive
officers in the group referred to in the above table.   The agreements
provide for monthly payments for a ten-year period from retirement after age 60 but before age 65, and for a fifteen-year period from retirement after age 65, subject to certain conditions. The conditions include the requirements that the officer refrain from competitive activities, be available for certain advisory and consulting services subsequent to
retirement and continue in the employment of VNB until retirement.   The
agreements also provide for payments upon disability prior to retirement and payments to beneficiaries of the officers under certain circumstances. Mr. Hashagen's agreement provides for payments in the amount of $1,944.44 per month, and the agreements of Messrs. Madden, Soucy and Fenn provide for payments of $1,388.89 per month. Vermont National Bank has purchased life insurance policies on the lives of these officers which, in effect, will provide the funds to make payments to reimburse VNB for payments made under the agreements.

          Mr. Lemay is covered under a Supplemental Executive Retirement Plan (SERP) which is designed to augment his retirement benefit from UB's pension plan and his social security benefit so that his aggregate annual retirement benefit will approximate 70% of his highest 3-year average salary prior to retirement. Under the terms of his SERP, it is anticipated that Mr. Lemay will receive an annual supplemental
retirement  benefit  of  $64,378 at age  65.   UB  has  purchased  a
split-dollar life insurance policy which will provide a benefit this Mr.
Lemay.

Management Continuity Agreements

          The Company and VNB have entered into agreements with VNB's six executive officers, Messrs. Hashagen, Madden, Soucy, Fenn, Dunham and George whichprovide for the payment of certain severance benefits if such officer's employment with the Company or VNB is terminated within thirty-six months after a change of control of the Company or VNB. The agreements provide for severance payments to Mr. Hashagen equal to 250% of his base salary upon termination after a change of control and for payments to each of the other executive officers equal to 200% of his base salary upon termination after a change of control as defined in the agreements.

          The management continuity agreements do not provide for severance benefits in instances where termination is due to death, disability or retirement. Further, no benefits are payable in instances of termination for cause, or after a change of control if the officer voluntarily terminates his employment with both the Company and VNB, unless such termination is for a "good reason" as defined in the agreements.

          Severance benefits payable in the event of a qualifying termination after a change of control are to be paid in equal consecutive biweekly installments. If severance payments due in the event of termination after a change of control were payable to each of the executive officers on the date of this filing, the aggregate amount of such severance payments would be $1,626,000. These severance payments are subject to up to a 50% reduction if the officer works for or participates in the management, operation or control of a commercial or savings bank, or bank holding company, which does business in Vermont, unless such officer's
activities  are substantially  outside  Vermont.   Additionally,  the
officer will be entitled to continuation of life, disability, accident and health insurance benefits and a cash adjustment to compensate the executive for the market value of any stock options under the Company's Officers' or Directors' Non-Qualified Stock Option Plans in excess of their exercise price.

          The agreements contain each officer's undertaking to remain in the employ of the Company and VNB if a potential change of control occurs until the earlier of six months, retirement (at normal age), disability or the occurrence of a change of control.

          Similar agreements have been executed by certain employees of VNB and the Company which provide for severance payments ranging from 100% to 150% of the employee's base salary upon termination after a change in control.

          The Company and UB have entered into agreements with UB's five
executive officers,  Messrs. Lemay, Cole, Neill, Phillips and Noska.   It
was agreed that Mr. Lemay would be President and Chief Executive Officer of UB until December 31, 1994. Thereafter, the Company has agreed that Mr. Lemay would continue as Chairman and a Director of UB until December 31, 1997. Mr. Lemay's contract also provides hat he will serve as a consultant to the Company from December 31, 1994 through December 31, 1997. Mr. Lemay's compensation for consulting services after December 31,
1994 is to be $25,000 per year.   Mr. Lemay is also on the Company's Board
of Directors. Currently, each director of the Company who is not an officer of the Company or a subsidiary receives an annual retainer of $4,800 and, in addition, a $400 fee for each regular monthly Board meeting attended as well as a $300 fee for each meeting of a committee of the Board attended. Mr. Lemay did not receive any such director's fees while serving as an operating officer of UB.

          Additionally, the Company and UB entered into agreements to employ the following UB officers: Kenneth R. Cole as Senior Vice President & Treasurer of UB; James Neill as Senior Vice President of UB; and Robert
W.  Phillips and Matthew W. Noska as Vice Presidents of UB.   Under these
agreements, Mr. Cole was to receive a base salary of $82,500, Mr. Neill a base salary of $76,300, Mr. Phillips a base salary of $59,700 and Mr. Noska a base salary of $52,000, all subject to annual increases. Each agreement is to expire May, 1997, except that Mr. Noska's agreement
is to expire May,  1995.   On January 1, 1995, Mr.  Cole became President
and Chief Executive Officer of UB at an annual salary of $110,000.

          In addition to and as part of the foregoing agreements, Messrs. Cole, Neill, Phillips and Noska have entered management continuity agreements which are similar in form to agreements currently in force
between the Company and VNB  and their  senior  officers.   Each
agreement's term ends on January 31, 1995 and is automatically renewable thereafter unless the Company and UB elect not to renew it. Under the management continuity agreements, the above officers would be entitled to the following severance payments if terminated under certain circumstances after a change of control of the Company or UB: Messrs. Cole, Phillips and Neill - 200% of base salary at the time of termination; Mr. Noska - 100% of base salary at the time of termination.

          The management continuity agreements define a "change of control" as (i) the acquisition by a person or group of 25% of the combined voting power of the Company's or UB's then outstanding securities; (ii) during any two-year period those persons, who at the beginning of such period were members of the Company's or UB's Board of Directors and any new director whose election was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved, cease to constitute a majority of such board; or (iii) the stockholders of the Company or UB approve a merger or consolidation of the Company or UB which would result in such stockholders holding less than 70% of the combined voting power of the surviving entity immediately thereafter, or if such stockholders approve the sale of all or substantially all of the assets of the Company or UB.

          The management continuity agreements do not provide for severance benefits in instances where termination is due to death, disability or retirement. Further, no benefits are payable in instances of termination for cause, defined as (i) the willful and continued failure of the officer to perform his duties and (ii) willful conduct materially injurious to the Company or UB.

Profit-Sharing Plan

          Each employee of VNB and UB, including executive officers, becomes eligible to participate in the Company's Profit-Sharing Plan on January 1 of the Plan year in which he or she completes one full year of continuous service of 1,000 hours or more. Upon completion of three years of continuous service, a participant becomes 30% vested, increasing to 40% after four years, 60% after five years, 80% after six years, and fully vested after seven years. Vested participants may elect to receive, in cash, up to 50% of their annual allocation of the Company's contribution to the Profit-Sharing Plan. Vested amounts not so received in cash are distributed to participants upon their retirement or earlier upon termination of employment. During 1994, the Company made a contribution of approximately $250,000 to the Profit-Sharing Plan.

Retirement Plan

          The VNB Retirement Plan covers substantially all eligible employees of the Bank, including officers, and provides for payment of retirement benefits generally based upon an employee's years of credited service with the Bank and his or her salary level, reduced by a portion of the Social Security benefits to which it is estimated the employee will be entitled.

          The following table represents estimated annual benefits upon retirement at age 65 to employees at specified salary levels (based upon the average annual rate of salary during the highest five years within the final ten years of employment) at stated years of service with the
Bank.   The amounts shown are after deduction  of estimates for Social
Security reductions based on the Social Security law as of January 1, 1995.

                   Estimated Annual Benefits at Retirement
                       by Specified Remuneration and
                      Years of Service Classification

Final Average
Compensation     5 YRS     10 YRS     15 YRS     20 YRS     25 YRS
$  20,000        1,481      2,962      4,442      5,923      7,404
   40,000        3,464      6,929     10,393     13,858     17,322
   60,000        5,761     11,522     17,284     23,045     28,806
   80,000        8,161     16,322     24,484     32,645     40,806
  100,000       10,561     21,122     31,684     42,245     52,806
  120,000       12,961     25,922     38,884     51,845     64,806
  140,000       15,361     30,722     46,084     61,445     76,806
  160,000 *     17,761     35,522     53,284     71,045     88,806
  180,000 *     20,161     40,322     60,484     80,645    100,806
  200,000 *     22,561     45,122     67,684     90,245    112,806
  220,000 *     24,961     49,922     74,884     99,845    124,806 *
  240,000 *     27,361     54,722     82,084    109,445    136,806 *
  260,000 *     29,761     59,522     89,284    119,045    148,806 *

* Under current regulations of the Internal Revenue Code, the maximum annual benefit payable from a defined benefit plan during 1995 is
$120,000 payable as  a  life annuity for retirements at age 65.   In
addition, the maximum annual compensation may not exceed $150,000. The amounts shown above in excess of $120,000 and those using compensation in excess of $150,000 are shown for exhibit purposes only.

          The  description  of  the Retirement Plan in this Proxy
Statement is intended solely to provide stockholders of the Company with general information concerning the Plan as it relates to management remuneration. Under no circumstances should the description be construed as indicative of the rights of any particular employee, or as conferring any right upon any employee, which rights will in all cases be determined by the appropriate legal documents governing the Plan.

          UB provides a retirement plan for all eligible employees through the Savings Bank Employees Retirement Association ("SBERA"), an unincorporated association of savings banks operating within Massachusetts and other organizations providing services to or for savings banks SBERA's sole purpose is to enable the participating employers to provide pensions and other benefits for their employees.

          Each UB employee age 21 or older who has completed at least 1,000 hours of service in the last 12 month period beginning with such employee's date of employment becomes a participant of the retirement plan. All participants are fully vested when they have been credited with three (3) years of service or at age 62 if earlier.

          The retirement plan is a qualified defined benefit plan which does not require an employee to make any contributions to become a
participant  and  earn benefits  under  the Plan.   The benefits provide
for a pension equal to 1.25% of Average Compensation (the average of the three highest consecutive years of Compensation) for each year of service up to 25 years, plus .6% of compensation above the Covered Compensation (defined below) for each year of service up to 25 years. For example, under the above benefit formula, a Participant attaining age 65 in 1995 with 25 years of service, will be entitled to a benefit equal to 31.25% (1.25% x 25 years) of Average Compensation plus 15% (.6% x 25 years) of the difference (if any) between the participant's Average Compensation and the Covered Compensation for a participant turning age 65
in 1994 which is  $24,312.   Covered Compensation  is the average of the 35
years of Social Security taxable wages up to and including the year in which a Participant reaches Social Security retirement age. Normal retirement age under the plan is 65; a reduced early retirement benefit is
payable from age 50 to 65 under certain conditions.   On December 31, 1994,
the latest date for which retirement plan information is available, the present value of accumulated benefits was fully funded by the market value of plan assets. The Bank made no contribution to the Pension Plan during 1994:

          The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous plan provisions available for various levels of compensation and years of service. The figures in this table are based upon the assumption that the plan continues in its present form and certain other assumptions regarding compensation trends and social security.

                        Annual Pension Benefit Based on Years of Service

Average Compensation       10 years   15 years   20 years   25 years

   $ 20,000                $ 2,500    $ 3,750    $ 5,000    $ 6,250
     40,000                  5,941      8,912     11,883     14,853
     60,000                  9,641     14,462     19,283     24,103
     80,000                 13,341     20,012     26,683     33,353
    100,000                 17,041     25,562     34,083     42,603
    120,000                 20,741     31,112     41,483     51,853
    140,000                 24,441     36,662     48,883     61,103
  * 150,000                 26,291     39,437     52,583     65,728

* Federal law does not permit defined benefit pension plans to recognize compensation in excess of $150,000 for plan years beginning in 1994 (11/01/94 for SBERA).

          As of December 31, 1994 Messrs. Lemay, Cole, and Neill had 39, 9 and 11 years of credited service, respectively.

Interest of Directors and Officers in Certain Transactions

          Some directors and officers of VNB, UB and the Company and their associates were customers of and had transactions with the Banks and
the Company in the  ordinary  course  of business during 1994.   Additional
transactions  may  be expected  to take place in the ordinary course of
business in the future.   Some of the Company's directors are directors,
officers, trustees, or principal security holders of corporations or other organizations which were customers of or had transactions with the
Banks in the ordinary course of business during  1994.   All outstanding
loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility nor present other unfavorable features.

          In addition to banking and financial transactions, the Banks and the Company have had other transactions with, or used products or services of, various organizations of which directors of the Company are
directors or  officers.   The amounts  involved have in no case been
material in relation to the business of the Banks or the Company, and it is believed that they have not been material in relation to the business of such other organizations or to the individuals concerned. It is expected that the Banks and the Company will continue to have similar transactions with, and use products or services of, such organizations in the future.

          Two directors of the Company are attorneys who have been retained in the past to represent VNB or the Company in appropriate circumstances. During 1994, no director was retained by the Banks or Company as legal counsel.

                       INDEPENDENT PUBLIC ACCOUNTANTS

          For several years, the Company has employed the accounting firm of Coopers & Lybrand to serve as tax consultants, to prepare annually its federal and state income tax returns, to conduct an annual examination of the Company and to certify its financial statements. It is anticipated that Coopers & Lybrand will be employed by the Company in 1995 to audit the consolidated financial statements of the Company, and for other services.

          Representatives of Coopers & Lybrand will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to questions directed to them.

                              OTHER MATTERS

          The Board of Directors knows of no business which will be presented for consideration at the Meeting other than those items set forth in this Proxy Statement. The enclosed proxy confers upon each person entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with his or her best judgment with respect to any other matter which may be properly presented for action at the meeting.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

          Stockholders who may desire to submit proposals for the consideration of the Company's stockholders at its Annual Meeting of Stockholders in 1996, scheduled to be held on April 30, 1996, will be required, pursuant to Rule 14a-8 of the Securities and Exchange Commission, to deliver the proposal to the Company on or prior to November 13, 1995.

                         EXPENSES OF SOLICITATION

          Solicitations of the proxies will be made initially by mail. The proxies may also be solicited personally by telephone or by telegraph by the directors, officers, and other employees of the
Company, VNB or UB.   The Company will bear the cost of printing,
assembling, and mailing this Proxy Statement, the enclosed form of proxy, and the related proxy materials, and other charges and expenses incurred in connection with the solicitation of the stockholders of the Company, including the expenses, charges, and fees of brokers, custodians, nominees, and other fiduciaries who, at the request of the management of the Company, mail material to, or otherwise communicate with, the beneficial owners of the shares of Common Stock of the Company held of record by such brokers, custodians, nominees, or other fiduciaries.

                              ANNUAL REPORT

          A copy of the Company's Annual Report on Form 10k for the year ending December 31, 1994, as filed with the Securities & Exchange Commission, may be obtained, without charge, by any stockholder of the Company on written request to the Treasurer of the Company, at the address indicated above.

          Your  continued  interest  in and support of the Company  is
sincerely appreciated.   Your  management  has  prepared an  interesting
and  informational presentation about the Company's performance,  and we
urge you to attend the Annual Meeting.   Please join us for a continental
breakfast preceding the meeting at 9:00 a.m.

                                       By Order of the Board of Directors

                                         John D. Hashagen, Jr., President

Brattleboro, Vermont
Dated:  March 10, 1995